UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 18, 2016
SUPERVALU INC.
(Exact name of registrant as specified in its charter)

Delaware	1-5418	41-0617000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11840 Valley View Road Eden Prairie, Minnesota	55344
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (952) 828-4000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 19, 2016, SUPERVALU INC. (the “Company”) announced changes to the Company’s executive leadership team. Among other changes announced in the press release referred to below, the Company’s Board of Directors appointed Bruce H. Besanko, age 57, the Company’s Executive Vice President and Chief Operating Officer, to the additional office of Chief Financial Officer, and appointed Susan S. Grafton, age 59, the Company’s Chief Financial Officer, to the position of Senior Vice President, Finance, and Chief Accounting Officer, each effective April 18, 2016. Additional biographical information about Mr. Besanko and Ms. Grafton is available in the Company’s Annual Report on Form 10-K for the year ended February 28, 2015 and is incorporated herein by reference.

On April 19, 2016, the Company issued a press release announcing the executive leadership changes, which is filed herewith as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits.
(d)  Exhibits.

Exhibit Number	Description
99.1	News Release of SUPERVALU INC. dated April 19, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	April 19, 2016

SUPERVALU INC.

By: /s/ Karla C. Robertson

Karla C. Robertson
Executive Vice President, General Counsel and
Corporate Secretary
(Authorized Officer of Registrant)

EXHIBIT INDEX

Exhibit Number	Description
99.1	News Release of SUPERVALU INC. dated April 19, 2016